Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K Amendment No. 1of EFT BioTech Holdings, Inc. (the “Company”) for the fiscal year ended March 31, 2009, I, Jack Jie Qin, the Chief Executive Officer, President and Chairman (Principal Executive Officer) of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-K Amendment No. 1 for the year ending March 31, 2009 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in such Annual Report on Form 10-K Amendment No. 1 for the fiscal year ended March 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 3, 2009

/s/ Jack Jie Qin
Jack Jie Qin
Chief Executive Officer, President and Chairman
(Principal Executive Officer)